Rule 10f-3 Transaction Exhibit
Nuveen Diversified Dividend and Income Fund
FILE #811-21407
ATTACHMENT 77O


   TRADE DATE
   DESCRIPTION OF
SECURITY/ISSUER
   ISSUE
 SIZE
   AMOUNT
PURCHASED
   LIST OF
UNDERWRITERS
   NAME OF
AFFILIATED BROKER-
DEALER
6/13/14
Retail Opportunity
Investments Corp
 (Common Stock)
$214,906,250
$541,938
Wells Fargo Securities,
BMO Capital Markets,
JPMorgan, KeyBanc
Capital, Janney
Montgomery, MLV &
Co., Robert W. Baird,
Piper Jaffray, PNC
Capital, Raymond James
and RBS Securities
JPMorgan Securities LLC
6/26/14
Brixmor Property Group, Inc.
 (Common Stock)
$774,956,250
$618,750
Citigroup, Wells Fargo
Securities LLC,
JPMorgan, BofA Merrill
Lynch, Barclays, DB
Securities, RBC Capital
and UBS
JPMorgan Securities LLC